EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IVAX Corporation 2004 Incentive Compensation Plan, of our report dated February 18, 2004 (except for Note 17, as to which the date is March 3, 2004) with respect to the consolidated financial statements of IVAX Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Miami, Florida July 28, 2004	/s/ Ernst & Young LLP Certified Public Accountants